UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2004

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-21625 (Commission File Number)	41-1782300 (IRS Employer Identification No.)

8091 Wallace Road, Eden Prairie, MN (Address of principal executive offices)	55344 (Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Transaction.
SIGNATURE

Item 2.03. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Transaction.

     As mentioned in the registrant’s quarterly report on Form 10-Q for the fiscal quarter ended September 26, 2004, a subsidiary of the registrant was named as a defendant in a lawsuit filed in the Court of Common Pleas, Warren County, Ohio. The lawsuit relates to, among other things, various alleged defaults by a franchisee of the registrant under its Middletown, Ohio lease and defaults by the registrant’s subsidiary under a guaranty agreement pursuant to which the subsidiary guaranteed the franchisee’s performance under the lease. Based on correspondence from the landlord recently received by the registrant and a recently amended complaint, the landlord is seeking damages in an amount up to approximately $1.6 million. The Company is in the very preliminary stages of investigating the landlord’s claim and has identified several factors and potential defenses to the landlord’s claim that the registrant believes may mitigate the registrant’s liability materially or altogether. The registrant intends to defend vigorously against the claim.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC. (REGISTRANT)
Date: December 20, 2004	By:	/s/ Diana G. Purcel
		Name:	Diana G. Purcel
		Title:	Vice President and Chief Financial Officer